Exhibit 4.2

NORTHWESTERN CORPORATION

TO

U.S. Bank National Association,
Trustee

Supplemental Indenture No. 1
dated as of November 1, 2004

Supplemental to the Indenture
dated as of November 1, 2004

Establishing a series of Securities designated
Senior Secured Notes, 5.875% Series A due 2014
limited in aggregate principal amount to $225,000,000
and
a series of Securities designated
Senior Secured Notes, 5.875% Exchange Series A due 2014
limited in aggregate principal amount to $225,000,000

SUPPLEMENTAL INDENTURE NO. 1

SUPPLEMENTAL INDENTURE NO. 1, dated as of the 1st day of November, 2004, made and entered into by and between NORTHWESTERN CORPORATION, a corporation organized and existing under the laws of the State of Delaware, whose address is 125 S. Dakota Avenue, Sioux Falls, South Dakota  57104 (hereinafter sometimes called the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking organization, whose address is 60 Livingston Avenue, St. Paul, MN  55107 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, dated as of November 1, 2004 (hereinafter called the “Original Indenture”), this Supplemental Indenture No. 1 being supplemental thereto.  The Original Indenture and any and all indentures and instruments supplemental thereto are hereinafter sometimes collectively called the “Indenture.”

Recitals of the Company

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities.

As contemplated in Sections 301 and 1101(f) of the Original Indenture, the Company wishes to establish a series of Securities to be designated “Senior Secured Notes, 5.875% Series A due 2014 and to be limited in aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture) to $225,000,000, such series of Securities to be hereinafter sometimes called “Series No. 1.”

The Company has agreed to offer and sell the securities of Series No. 1 to certain initial purchasers in a private placement pursuant to Section 4(2) of the Securities Act, and the Company and such initial purchasers of the Securities of Series No. 1 are entering into a Registration Rights Agreement dated as of November 1, 2004 (the “Registration Rights Agreement”) which requires, upon the terms and conditions provided therein, the Company to use its commercially reasonable efforts to make a Registered Exchange Offer (as defined in the Registration Rights Agreement) which would enable Holders of Securities of Series No. 1 to exchange such Securities or cause a Shelf Registration Statement (as defined in the Registration Rights Agreement) to become effective with respect to the Securities of Series No. 1;

In connection with a Registered Exchange Offer and as contemplated by Sections 301 and 1101(f) of the Original Indenture, the Company wishes to establish a series of Securities to be designated “Senior Secured Notes, 5.875% Exchange Series A due 2014” to be limited in aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture) to $225,000,000, such series of Securities to be hereinafter sometimes called “Series No. 2.”

The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 1 to establish the Securities of Series No. 1 and Series No. 2 and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 1 a valid agreement of the Company and to make the Securities of Series No. 1 and Series No. 2 valid obligations of the Company have been performed.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 1 WITNESSETH, that, for and in consideration of the premises and of the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of Series No. 1 and Series No. 2 as follows:

ARTICLE ONE

First Series of Securities

SECTION 1.                            There is hereby created under the Indenture a series of Securities designated “Senior Secured Notes, 5.875% Series A due 2014” and limited in aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture) to $225,000,000.  The forms and terms of the Securities of Series No. 1, including terms relating to restrictions on transfer, and forms of appropriate transfer certificates (“Transfer Certificates”) in connection therewith shall be as provided in Article 4, Section 9 of this Supplemental Indenture.  The Trustee shall authenticate and issue new Securities of Series No. 1 upon a registration of transfer only upon receipt of an appropriate Transfer Certificate in the form as provided in Exhibit B.  The Trustee shall refuse to register any transfer of Securities of Series No. 1 without appropriate completion of the appropriate Transfer Certificate on such Security.  The Securities of Series No. 1 and the Security of Series No. 2 shall be considered as a single series and class for purposes of any Acts of Holders under the Indenture and for purposes of Section 312(e) of the Original Indenture.

SECTION 2.                            As provided in and pursuant to Article Three of the Original Indenture, the Securities of Series No. 1 and, upon any exchange contemplated in Article Two, the Securities of Series No. 2, will be secured as to payments of principal, interest and premium, if any, by series of First Mortgage Bonds in aggregate principal amount equal to the aggregate principal amount of the Securities of Series No. 1, consisting of:  (a) a series of First Mortgage Bonds issued under and secured by the Montana Mortgage (the “Montana First Mortgage Bonds”), in the original aggregate principal amount of $161,000,000 and designated First Mortgage Bonds, Collateral (2004) Series C, due 2014 and (b) a series of First Mortgage Bonds issued under and secured by the South Dakota Mortgage, in the original aggregate principal amount of $64,000,000 and designated First Mortgage Bonds, Collateral (2004) Series C, due 2014 (the “South Dakota First Mortgage Bonds”).  The Montana First Mortgage Bonds and the South Dakota First Mortgage Bonds (collectively, the “First Mortgage Bonds,” or the “related First Mortgage Bonds”) of the Company are to be issued concurrently with the issuance of the Securities, and delivered and pledged by the Company to the Trustee for the benefit of the Holders of the Securities of Series No. 1 and, upon any exchange contemplated in Article Two below, Series No. 2, to the Trustee under this Supplemental Indenture.

ARTICLE TWO

Exchange Securities

SECTION 1.                            There is hereby created under the Indenture a series of Securities designated “Senior Secured Notes, 5.875% Exchange Series A due 2014” and limited in aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture) to $225,000,000.  The forms and terms of the Securities of the Series No. 2 shall be as provided in Article 4, Section 9 of this Supplemental Indenture.  The Securities of Series No. 2 are to be offered to the holders of the Securities of Series No. 1 in exchange for Securities of Series No. 1.  To the extent that such offer is accepted and Securities of Series No. 1 shall be surrendered for such exchange, Securities of Series No. 2 shall be authenticated and delivered by the Trustee and shall be issued and delivered to such holders in exchange for Securities of Series No. 1 of like principal amount so surrendered.  The Securities of Series No. 1 and Series No. 2 shall be considered as a single series and class for purposes of any Holders under the Indenture and for purposes of Section 312(e) of the Original Indenture.

As contemplated in Article One, the Securities of Series No. 1 are to be authenticated and delivered upon the basis of an equal aggregate principal amount of the Company’s First Mortgage Bonds so described in Article One, authenticated and delivered under the Company’s Mortgages.  As contemplated by Section 315 of the Original Indenture, the Trustee is to retain such First Mortgage Bonds and, accordingly, no additional First Mortgage Bonds are required to be delivered to the Trustee under Section 312 of the Original Indenture in connection with the authentication and delivery of the Securities of Series No. 2.

The sum (the “Sum”) of (a) the aggregate principal amount of Securities of Series No. 1 Outstanding at any time and (b) the aggregate principal amount of Securities of Series No. 2 Outstanding at such time shall be limited to $225,000,000, except as contemplated in clause (b) of the second paragraph of Section 301 of the Original Indenture.  Notwithstanding anything contained in the Original Indenture or this Supplemental Indenture, the Company shall not issue any Securities of Series No. 2 if the Sum of the aggregate principal amount of Securities of Series No. 1 and Series No. 2 would exceed the aggregate principal amount of related First Mortgage Bonds securing such series as described herein.

SECTION 2.                            Private Exchange Securities.  Pursuant to the Registration Rights Agreement, if any Initial Purchaser (as such term is defined in the Registration Rights Agreement) holds, upon consummation of the Registered Exchange Offer (as defined in the Registration Rights Agreement), Securities of Series No. 1 acquired by it as part of its initial distribution, the Company shall issue to such Initial Purchaser Securities of Series No. 2 in a private exchange (the “Private Exchange Securities”) simultaneously with the delivery of all other Securities of Series No. 2 pursuant to such Registered Exchange Offer.  Such Private Exchange Securities shall be identical in all material respects to all other Securities of Series No. 2, except such Private Exchange Securities shall include restrictions on transfer under the Securities Act and the securities laws of the several states of the United States, as set forth in the Registration Rights Agreement.

ARTICLE THREE

Trustee to Hold First Mortgage Bonds; Applicable Basis; Additional Trustee Responsibilities

SECTION 1.                            Trustee to Hold First Mortgage Bonds.  So long as any Securities of Series No. 1 or Series No. 2 remain Outstanding, the Trustee shall hold in the State of New York all First Mortgage Bonds delivered to and to be held by it pursuant to Article Three of the Original Indenture; provided that the Trustee may hold such First Mortgage Bonds at its corporate trust office in Milwaukee, Wisconsin or in another jurisdiction if it receives an Opinion of Counsel to the effect that the perfection and priority of the security interest, if any, created by the penultimate sentence of Section 313 of the Original Indenture will continue in such other jurisdiction and notifies the Company of such change in jurisdiction.

SECTION 2.                            Applicable Basis.  As contemplated by Section 314(a) of the Original Indenture, the “Applicable Basis” with respect to the First Mortgage Bonds (and upon which (i)

portions of principal of, premium (if any) and interest on the Securities of Series No. 1 and/or Series No. 2 that are payable under, and secured by, the Montana First Mortgage Bonds and the South Dakota First Mortgage Bonds, respectively, shall be determined, (ii) the portions of payments of principal of, premium (if any) and interest on the Securities of Series No. 1 and/or Series No. 2 shall be credited against corresponding payments of principal of, premium (if any) and interest on the Montana First Mortgage Bonds and the South Dakota First Mortgage Bonds, respectively, and (iii) the respective principal amounts of the Montana First Mortgage Bonds and the South Dakota First Mortgage Bonds to be deemed paid and satisfied and to be surrendered upon, and by reason of, all or a portion of the Securities of Series No. 1 and/or Series No. 2 ceasing to be Outstanding) shall be (a) calculated (I) in the case of the Montana First Mortgage Bonds, as the “Senior Notes Applicable Share” as defined in the Montana First Mortgage Bonds, and (II) in the case of the South Dakota First Mortgage Bonds, as the “Senior Notes Applicable Share” as defined in the South Dakota First Mortgage Bonds (in the respective cases, of the aggregate amount of the payment to be apportioned or credited or of the aggregate principal amount that ceases to be Outstanding) and, as a consequence, each apportionment, credit, deemed payment and satisfaction, surrender or other act or thing which, in accordance with the Original Indenture, is to be done on the Applicable Basis shall be done pro rata in the proportion that the principal amount of the First Mortgage Bonds then Outstanding under each Mortgage bears to the principal amount of the First Mortgage Bonds then Outstanding under both Mortgages.

SECTION 3.                            Certain Notices.  The Trustee shall give notices of changes in the “Senior Notes Applicable Share” as defined in the Montana Mortgage Bonds and the “Senior Notes Applicable Share” as defined in the South Dakota First Mortgage Bonds to the trustees under the related Mortgages at the times and in the manner provided in such First Mortgage Bonds (and, in calculating the same, shall ensure that, after giving effect to the rounding provided for in the First Mortgage Bonds, the sum of the Senior Notes Applicable Share as defined in the Montana First Mortgage Bonds and the Senior Notes Applicable Share as defined in the South Dakota First Mortgage Bonds is one-hundred percent (100%)).

SECTION 4.                            Additional Termination Provisions.  The Trustee shall not surrender First Mortgage Bonds or terminate the lien of the Indenture on the First Mortgage Bonds, except in accordance with Section 315 of the Original Indenture.

ARTICLE FOUR

Additional Provisions of the Securities

SECTION 1.                            Mandatory Redemption.  The Securities of Series No. 1 or Series No. 2 shall not be subject to any sinking fund or other mandatory redemption provision.

SECTION 2.                            Optional Redemption.

(A)                              Optional Redemption.  Except as provided in Section 2(B), below, the Securities of Series No. 1 and Series No. 2 will not be redeemable at the Company’s option prior to November 1, 2009.  On and after November 1, 2009, the Company may redeem all or a part of the Securities of Series No. 1 or Series No. 2 upon not less than 30 nor more than 60 days’ notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest if any, on the Securities of Series No. 1 or Series No. 2 redeemed, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year	Percentage
2009	102.938%
2010	101.958%
2011	100.979%
2012 and thereafter	100.000%

(B)                                Equity Claw-Back.  At any time prior to November 1, 2007, the Company may, on any one or more occasions, redeem, in whole or in part, up to 35% of the aggregate principal amount of the Securities of Series No. 1 and/or Series No. 2 at a Redemption Price of 105.875% of the principal amount of the Securities of Series No. 1 or Series No. 2 redeemed, plus accrued and unpaid interest, if any, on such Securities redeemed to the Redemption Date, with the net cash proceeds of any public or private offering of the Company’s Equity Interests (other than Disqualified Stock) or as a capital contribution from one or more Equity Offerings; provided that:

(1)                                  at least 65% of the aggregate principal amount of Securities of Series No. 1 and/or Series No. 2 issued under the Indenture remains outstanding immediately after the occurrence of each such redemption (excluding Securities of Series No. 1 held by the Company and its Subsidiaries); and

(2)                                  The redemption shall occur within 60 days of the date of closing of such of Equity Offering.

(C)                                Notice of Redemption.  Notices of redemption in accordance with Section 404 of the Original Indenture shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Securities of Series No. 1 or Series No. 2 to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of such Securities or a satisfaction and discharge of such Securities under the Indenture.  Notwithstanding the penultimate paragraph of Section 404 of the Original Indenture, notices of redemption with respect to the Securities may not be conditional.

(D)                               Selection of Securities of Series No. 1 or Series No. 2 to be Redeemed.  No Securities of Series No. 1 or Series No. 2 of $1,000 principal amount or less can be redeemed in part.  In accordance with Section 403 of the Indenture, the following method is provided for the selection of Securities of Series No. 1 or Series No. 2 to be redeemed and these procedures shall be followed by the Security Registrar in the event of a redemption of less than all of such Securities pursuant to the provisions of this Supplemental Indenture.  If less than all of the Securities are to be redeemed at any time, the Security Registrar shall select such Securities for redemption as follows:

(1)                                  If the Securities of Series No. 1 or Series No. 2 are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Securities are listed; or

(2)                                  If the Securities of Series No. 1 or Series No. 2 are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

SECTION 3.                            Offer to Purchase Upon Change of Control.

(A)                              Upon the occurrence of a Change of Control, each Holder of Securities of Series No. 1 and Series No. 2 shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder’s Securities of Series No. 1 or Series No. 2 pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in this Section 3. In the Change of Control Offer, the Company shall offer an amount in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of such Securities of Series No. 1 or Series No. 2 repurchased plus accrued and unpaid interest, if any, on such Securities repurchased, to the Change of Control Payment Date (as defined below).

(B)                                Within twenty (20) days following any Change of Control, the Company shall send, by first class mail a notice to each Holder of such Securities, with a copy to the Trustee, stating:

(1)                                  the description of the transaction or transactions that constitute the Change of Control, that the Change of Control Offer is being made pursuant to this Section 3, and that all such Securities validly tendered and not withdrawn shall be accepted for payment;

(2)                                  the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)                                  that any such Securities not tendered or accepted for payment shall continue to accrue interest, if any;

(4)                                  that, unless the Company defaults in the payment of the Change of Control Payment, all such Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest, if any, after the Change of Control Payment Date;

(5)                                  that Holders of such Securities electing to have any such Securities purchased pursuant to a Change of Control Offer shall be required to surrender such Securities properly endorsed, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Securities properly completed, together with other customary documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                                  that Holders of such Securities shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of such Securities delivered for purchase, and a statement that such Holder of such Securities is withdrawing its election to have such Securities purchased; and

(7)                                  that Holders of such Securities whose Securities are being purchased only in part shall be issued new Securities of Series No. 1 and Series No. 2 equal in principal amount to the unpurchased portion of such Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

(C)                                If any of such Securities subject to a Change of Control Offer are in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures of the Depositary applicable to offers to purchase.

(D)                               On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all such Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent in immediately available funds an amount equal to the Change of Control Payment in respect of all such Securities or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Securities of Series No. 1 or Series No. 2 so accepted together with an Officer’s Certificate stating the aggregate principal amount of such Securities or portions thereof being purchased by the Company.  The Paying Agent shall promptly mail to each Holder of such Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder of such Securities a new Security equal in principal amount to any unpurchased portion of such Securities surrendered, if any; provided that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof.  Any such Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(E)                                 The Change of Control provisions described above that require the Company to make a Change of Control Offer following a Change of Control shall be applicable whether or not any other provisions of this Supplemental Indenture are applicable.

(F)                                 Notwithstanding anything to the contrary in this Section 3, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3 and purchases all Securities of Series No. 1 and Series No. 2 properly tendered and not withdrawn under the Change of Control offer, or (2) notice of redemption has been given pursuant to Section 2 of this Article (“Optional Redemption”) unless and until there is a default in payment of the applicable redemption price.

(G)                                The provisions described in this Section 3 (“Offer to Purchase Upon Change of Control”) are subject to the provisions of Section 6(L) of this Article (“Covenants—Termination of  Selected Covenants”).

SECTION 4.                            Offer to Purchase by Application of Excess Proceeds.

(A)                              In the event that, pursuant to Section 6(E) of this Article (under the heading “Covenants—Asset Sales”), the Company shall be required to commence an

Asset Sale Offer, it shall make an offer (an “Asset Sale Offer”) to all Holders of Securities of Series No. 1 and Series No. 2, and, if applicable, all holders of Indebtedness (other than Subordinated Indebtedness) containing provisions similar to those set forth in this Supplemental Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of such Securities and such other Indebtedness that may be purchased out of the Excess Proceeds (as defined below). The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture, including this Supplemental Indenture. If the aggregate principal amount of such Securities and other Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select such Securities and such other Indebtedness to be purchased (i) on a pro rata basis, or (ii) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed. The Company shall advise the Trustee of such other Indebtedness and the Trustee shall have no duty or responsibility to determine the accuracy or correctness of such advice and shall be fully protected in relying on such advice.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(B)                                Any Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of such Securities required to be purchased pursuant to paragraph  (A) above (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all such Securities validly tendered in response to the Asset Sale Offer.

(C)                                Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to each of the Holders of such Securities, with a copy to the Trustee, stating:

(1)                                  that the Asset Sale Offer is being made pursuant to this Section 4 and Section 6(E) of this Article (under the heading “Covenants—Asset Sales”)  and the length of time the Asset Sale Offer shall remain open;

(2)                                  the Offer Amount, the purchase price and the Purchase Date;

(3)                                  that any such Security not tendered or accepted for payment shall continue to accrue interest, if any;

(4)                                  that, unless the Company defaults in making such payment, any such Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest, if any, after the Purchase Date;

(5)                                  that Holders of such Securities electing to have such Securities purchased pursuant to any Asset Sale Offer shall be required to surrender such Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Securities properly completed, together with other customary documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

(6)                                  that Holders of such Securities shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of such Securities delivered for purchase, and a statement that such Holder of such Securities is withdrawing its election to have such Securities purchased;

(7)                                  that, if the aggregate principal amount of such Securities surrendered by Holders of such Securities exceeds the Offer Amount, the Trustee shall select such Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only such Securities in denominations of $1,000, or integral multiples thereof, shall be purchased); and

(8)                                  that Holders of such Securities whose Securities are being purchased only in part shall be issued new such Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

(D)                               If any of such Securities subject to an Asset Sale Offer is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures of the Depositary applicable to offers to purchase.

(E)                                 On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of such Securities or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all such Securities tendered, and shall deliver to the Trustee an officer’s certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4. The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder of such Securities an amount equal to the purchase price of such Securities tendered by such Holder of such Securities and accepted by the Company for purchase, and the Company shall promptly issue a new such Security, and the Trustee, upon written request from the Company, shall authenticate and make available for delivery such new Security to such Holder of such Securities, in a principal amount equal to any unpurchased portion of such Security surrendered; provided that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof.  Any such Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date or as soon as practicable thereafter.

(F)                                 The provisions of this Section 4 (“Offer to Purchase by Application of Excess Proceeds”) are subject to the provisions of Section 6(L) of this Article (“Covenants—Termination of Selected Covenants”).

SECTION 5.                            Offers to Purchase—General.

(A)                              If the Change of Control Payment Date or Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Security is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders of such Securities who tender such Securities pursuant to the Change of Control Offer or the Asset Sale Offer.

(B)                                The Company shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer or Asset Sale Offer provisions of this Supplemental Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer or Asset Sale Offer provisions of this Supplemental Indenture by virtue of such compliance.

SECTION 6.                            Covenants.  So long as any Securities of Series No. 1 or Series No. 2 shall remain Outstanding, each of the following shall be an additional covenant of the Company under the Indenture unless the holders of a majority in principal amount of the Securities of Series No. 1 and Series No. 2 then Outstanding hereby consent otherwise:

(A)                              Restricted Payments.

(1)                                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(a)                                  declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company) or dividends, payments or distributions payable to the Company or a Restricted Subsidiary of the Company;

(b)                                 purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary);

(c)                                  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness (other than intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except (i) a payment of interest or principal at the Stated Maturity thereof or (ii) a payment, purchase, redemption, defeasance, acquisition or retirement, in each case due within one year of the Stated Maturity thereof; or

(d)                                 make any Restricted Investment

(all such payments and other actions set forth in these clauses (a) through (d) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(x)                                   no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(y)                                 the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6(B)(1) of this Supplemental Indenture (under the heading “Incurrence of Indebtedness and Issuance of Preferred Stock”); and

(z)                                   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after January 1, 2005 (excluding Restricted Payments permitted by clauses 6(A)(2)(b), 6(A)(2)(c), 6(A)(2)(d), 6(A)(2)(f), 6(A)(2)(g), 6(A)(2)(h), 6(A)(2)(i), 6(A)(2)(j), 6(A)(2)(k) and 6(A)(2)(l), is less than the sum, without duplication of:

(i)                                     up to 50% of Excess Cash Flow generated since January 1, 2005 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available, plus

(ii)                                  100% of the aggregate net cash proceeds received by the Company from January 1, 2005 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock and other than sales to a Restricted Subsidiary of the Company) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Disqualified Stock or debt securities sold to a Subsidiary of the Company), plus;

(iii)                               100% of the aggregate net cash proceeds received upon the sale or other disposition of any Restricted Investment made since the date of the indenture; plus the net reduction in Restricted Investments in any Person resulting from dividends, repayments of loans or advances or other transfers of assets subsequent to the date of the indenture, in each case to the Company or any Restricted Subsidiary from such person; plus to the extent that the ability to make Restricted Payments was reduced as the result of the designation of an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated, or liquidated or merged into, a Restricted Subsidiary; provided, in each case, that the foregoing may not exceed, in the aggregate, the amount of all Investments which previously reduced the ability to make Restricted Payments, plus

(iv)                              50% of any cash dividends received by the Company or a Restricted Subsidiary of the Company after the date of the indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period.

(2)                                  Notwithstanding the foregoing, this Section 6(A) shall not prohibit:

(a)                                  the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Supplemental Indenture;

(b)                                 the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of the Company or of any Equity Interests of the Company or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause 6(A)(1)(z)(ii);

(c)                                  the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness of the Company with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(d)                                 the payment of any dividend or other payment or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(e)                                  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any current or former officer, director or employee of the Company (or any of its Restricted Subsidiaries) pursuant to any equity subscription agreement, stock option agreement, severance agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve-month period;

(f)                                    the repurchase of Equity Interests upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options; provided that the aggregate price paid for all such repurchased Equity Interests may not exceed $5.0 million in any twelve-month period;

(g)                                 the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries or preferred stock of its Restricted Subsidiaries issued in accordance with the terms of the Indenture, including this Supplemental Indenture;

(h)                                 the declaration and payment of regular quarterly cash dividends in respect of the Company’s common stock in an aggregate amount not to exceed $8.0 million during the fourth quarter of the fiscal year 2004;

(i)                                     payments, not to exceed $1.0 million in the aggregate since the date of the indenture, to holders of the Company’s Capital Stock in lieu of the issuance of fractional shares of its Capital Stock;

(j)                                     the consummation of the transactions or the making of any payment specifically provided for, or required by, the Plan of Reorganization;

(k)                                  the purchase, redemption, acquisition, cancellation or other retirements for a nominal value per right of any rights granted to all the holders of Capital Stock of the Company pursuant to any shareholder’s rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided, that any such purchase, redemption, acquisition, cancellation or other retirement of such rights is not for the purpose of evading the limitations of this covenant (all as determined in good faith by the Board of Directors of the Company);

(l)                                     other Restricted Payments from and after January 1, 2005 in an aggregate amount not to exceed $60.0 million;

provided that, with respect to clauses (e), (g), (h) and (l) above, no Default or Event of Default shall have occurred and be continuing or would be caused by such transaction.

(3)                                  The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee; except that, if such Fair Market Value is less than $35 million, then such Fair Market Value may be determined by the Chief Financial Officer of the Company instead of the Board of Directors.

(4)                                  The provisions of this Section 6(A) (“Restricted Payments”) are subject to the provisions of Section 6(L) (“Covenants—Termination of Selected Covenants”).

(B)                                Incurrence of Indebtedness and Issuance of Preferred Stock.

(1)                                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue preferred stock if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(2)                                  Notwithstanding the foregoing, this Section 6(B) shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(a)                                  the incurrence by the Company or any of its Restricted Subsidiaries pursuant to this clause (a) of additional Indebtedness and letters of credit under one or more Credit Facilities (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), and/or pursuant to any Permitted Receivables Transactions (including any Receivables Facility Attributed Indebtedness), in an aggregate principal amount at any one time outstanding not to exceed $350.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries since the date of the Indenture to repay any term or revolving Indebtedness under a Credit Facility, in each case pursuant to Section 6(E)(2)(a)(under the heading “Asset Sales”)  of this Article; provided, however, that the aggregate amount permitted to be incurred under the clause (a) shall in no event be reduced to below $150.0 million;

(b)                                 the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(c)                                  the incurrence by the Company of Indebtedness represented by the Securities of Series No. 1 to be issued on the Issue Date (and any related Securities of Series No. 2 to be issued pursuant to the Registration Rights Agreement);

(d)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design,  construction, installation, or improvement or lease of property (real or personal), plant or equipment used in the business of the Company or its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (d), not to exceed $50.0 million at any time outstanding;

(e)                                  the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was incurred as permitted under Section 6(B)(1) or clauses (b), (c), (d), (q) or (r) of this Section 6(B)(2);

(f)                                    the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company or any of its Restricted Subsidiaries; provided, however, that:

(i)                                     if the Company is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Securities of Series No. 1 or Series No. 2; and

(ii)                                  (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (f);

(g)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

(h)                                 the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this Section 6(B) (“Incurrence of Indebtedness and Issuance of Preferred Stock”), provided that in the event that the Indebtedness shall be subordinated in right of payment to the Securities of Series No. 1 or Series No. 2, then the Guarantee of that Indebtedness shall be subordinated in right of payment to such Securities;

(i)                                     the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of such Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 6(B) (“Incurrence of Indebtedness and Issuance of Preferred Stock”); provided, in each such case, that the amount thereof is included in the Fixed Charges of the Company as accrued;

(j)                                     the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however,

(i)                                     any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(ii)                                  any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company;

will be deemed, in each case, to constitute an issuance of such preferred stock by such Subsidiary that was not permitted by this clause (j);

(k)                                  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances and bid, performance and surety bonds, in each case in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary thereof with respect to letters of credit, issued in the ordinary course of business, supporting such obligations;

(l)                                     the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within 5 business days;

(m)                               the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness that may be deemed to arise as a result of agreements of the Company or any Restricted Subsidiary, providing for indemnification, adjustment or purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Equity Interest of a Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds (including non-cash proceeds) actually received by the Company and/or such Subsidiary in connection with all such dispositions;

(n)                                 the incurrence by the Company or any Restricted Subsidiary of the Company of Indebtedness represented by letters of credit, guarantees of Indebtedness or other similar instruments to the extent (i) such instruments are cash collateralized and (ii) the Company or such Restricted Subsidiary would have been permitted to expend the funds used to cash collateralize such instrument directly under the terms of the Indenture, including this Supplemental Indenture;

(o)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the deferred purchase price of goods or services, or progress payments in connection with such goods or services, including turbines, transformers and similar equipment, so long as such obligations are incurred in the ordinary course of business;

(p)                                 the incurrence of Indebtedness by the Company or any of its Restricted Subsidiaries in the form of loans from an insurance company or insurance premium finance company to finance all or any portion of the premium of any insurance policy maintained by the Company or any of its Restricted Subsidiaries, so long as such insurance policy is written in the ordinary course of business and names the Company or any of its Restricted Subsidiaries as a named beneficiary thereunder;

(q)                                 the incurrence of Indebtedness by the Company or any Restricted Subsidiary in connection with or related to the financing of the acquisition by the Company or any Restricted Subsidiary of the Company’s existing undivided leasehold interests in Colstrip IV, including the assumption of any Indebtedness associated with such interest;

(r)                                    the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (r), not to exceed $40.0 million at any time outstanding.

(3)                                  For purposes of determining compliance with this Section 6(B) (“Incurrence of Indebtedness and Issuance of Preferred Stock”):

(a)                                  in the event that an item of proposed Indebtedness, including Acquired Debt, meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (r) above, or is entitled to be incurred pursuant to the first paragraph of this Section 6(B), the Company shall be permitted to classify (or later classify or reclassify such Indebtedness, in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this Section 6(B); and

(b)                                 for the purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.

(4)                                  The provisions of this Section 6(B) (“Incurrence of Indebtedness and Issuance of Preferred Stock”) are subject to the provisions of Section 6(L) (“Covenants—Termination of Selected Covenants”).

(C)                                Liens.

(1)                                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any of their property or assets, now owned or hereafter acquired, except Permitted Liens.

(2)                                  The provisions of this Section 6(C) (“Liens”) are subject to the provisions of Section 6(L) (“Covenants – Termination of Selected Covenants”).

(D)                               Dividend and Other Payment Restrictions Affecting Subsidiaries.

(1)                                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)                                  pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(b)                                 make loans or advances to Company or any of its Restricted Subsidiaries; or

(c)                                  transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(2)                                  Notwithstanding the foregoing, this Section 6(D) shall not apply to encumbrances or restrictions existing under or by reason of:

(a)                                  agreements governing Existing Indebtedness and Credit Facilities as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the agreements and other customary encumbrances and restrictions existing on or after the Issue Date that are not more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date; provided that the application of such restrictions or encumbrances to additional Restricted Subsidiaries not subject thereto on the Issue Date shall not be deemed to make such restrictions more restrictive;

(b)                                 the Indenture, including this Supplemental Indenture, the Mortgages, the Securities of Series No. 1 and Series No. 2 and the related First Mortgage Bonds;

(c)                                  applicable law (including, without limitation, rules, regulations and agreements with regulatory authorities) or any order issued pursuant to a federal, state or local statute or any order by or agreement with any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties;

(d)                                 any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Supplemental Indenture to be incurred;

(e)                                  customary encumbrances and restrictions (including, without limitation, net worth restrictions, restrictions on transfer, non-assignment provisions or subletting provisions) contained in contracts, leases, permits, licenses and other agreements entered into in the ordinary course of business;

(f)                                    purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property, purchased or leased,  of the nature described in clause 6(D)(1)(c) of this Article;

(g)                                 any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions or dispositions of assets by that Restricted Subsidiary pending its sale or other disposition;

(h)                                 Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(i)                                     Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 6(C) of the Article (“Liens”) that limit the right of the debtor to dispose of the assets subject to such Liens;

(j)                                     provisions prohibiting or limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements, sale-leaseback agreements and other similar agreements entered into in the ordinary course of business; provided that such prohibitions or limitations are applicable only to the assets that are subject to such agreement;

(k)                                  any Indebtedness or contractual requirements incurred with respect to a Permitted Receivables Transaction relating exclusively to a Receivables SPV that, in the good faith determination of the Board of Directors of the Company, are necessary to effect such Permitted Receivables Transaction;

(l)                                     restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(m)                               Indebtedness of a Restricted Subsidiary of the Company existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Subsidiary became a Restricted Subsidiary or was acquired by the Company;

(n)                                 with respect to Section 6(D)(1)(c) of this Article only, restrictions encumbering property at the time such property was acquired by the Company or any of its Subsidiaries, so long as such restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;

(o)                                 an agreement governing Indebtedness permitted to be incurred pursuant to the covenant described in Section 6(B) (“Incurrence of Indebtedness and Issuance of Preferred Stock”); provided that the provisions relating to such encumbrances or restrictions contained in such Indebtedness, taken as a whole, are not materially more restrictive than those contained in the indenture governing the Securites of Series No. 1 and Series No. 2;

(p)                                 encumbrances or restrictions on Excluded Assets; and

(q)                                 any encumbrance or restriction of the type referred to in Sections 6(D)(1)(a), 6(D)(1)(b), 6(D)(1)(c) of this Article imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (p) of this Section 6(D); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more materially restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewals, increase, supplement, refunding, replacement or refinancing.

(3)                                  The provisions of this Section 6(D) (“Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries”) are subject to the provisions of Section 6(L) (“Covenants—Termination of  Selected Covenants”).

(E)                                 Asset Sales.

(1)                                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(a)                                  the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(b)                                 at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this Section 6(E)(1)(b), each of the following shall be deemed to be cash:

(i)                                     any liabilities of the Company or any Restricted Subsidiary, as shown on the Company’s or such Restricted Subsidiary’s most recent consolidated balance sheet (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities of Series No. 1 and Series No. 2) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

(ii)                                  any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of the receipt of such securities, notes or other obligations, to the extent of the cash received in that conversion; and

(iii)                               any consideration in the form of readily marketable securities.

(2)                                  Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply those Net Proceeds at its option:

(a)                                  to repay Secured Indebtedness of the Company or any Restricted Subsidiary, including Senior Secured Debt under a Credit Facility, provided that such Indebtedness is not Subordinated Indebtedness;

(b)                                 to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Person engaged primarily in a Permitted Business;

(c)                                  in the case of the sale of assets subject to the Lien of a Mortgage, if required by the terms of such Mortgage, to deposit such Net Proceeds with the trustee under such Mortgage, including, without limitation, for purposes of obtaining the release of such assets from such Lien as a condition to such sale; except that if such Net Proceeds are subsequently withdrawn by the Company, such Net Proceeds shall, as of the date of such withdrawal, not be considered applied or invested as provided in this Section 6(E)(2)(c) for purposes of determining the amount of Excess Proceeds as described below (but if applied as provided in paragraphs (a), (b), (d), (e) or (f) of this Section 6(E)(2), such Net Proceeds shall not be considered “Excess Proceeds,” it being understood that Net Proceeds will be deemed to have been so applied if and to the extent withdrawn from a Mortgage on the basis of property additions acquired within 365 days of such withdrawal by the Company (i) other than property additions made in the ordinary course of business or (ii) property additions made specifically for the purpose of obtaining such withdrawal);

(d)                                 to make a capital expenditure in connection with a Permitted Business;

(e)                                  to acquire other long-term assets that are used or useful in a Permitted Business; or

(f)                                    any combination of the foregoing.

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Supplemental Indenture.

(3)                                  Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 6(E)(2) hereof shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $30.0 million, the Company shall make an Asset Sale Offer pursuant to the provisions of Section 4 of this Article.

(4)                                  To the extent that any Asset Sale constitutes the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole, such transaction shall be governed by the provisions of this Article in Sections 3 and 6(F) (under the heading “Offer to Purchase Upon a Change of Control” and the heading “Covenants—Merger, Consolidation or Sale of Assets”) and not by the provisions of this Section 6(E) or Section 4 of this Article.

(5)                                  The provisions of this Section 6(E) are subject to the provisions of Section 6(L) (“Covenants – Termination of Selected Covenants”).

(F)                                 Merger, Consolidation or Sale of Assets.

(1)                                  The Company shall not, directly or indirectly consolidate with or merge into any other Person, or convey, or otherwise transfer or dispose of, or lease, the properties of the Company and its Restricted Subsidiaries, taken as a whole, as or substantially as an entirety, to another Person, in one or more related transactions; unless:

(a)                                  the Company or the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or other transfer, or which leases, the properties of the Company and its Restricted Subsidiaries, taken as a whole, as or substantially as an entirety, complies with Article Ten of the Original Indenture and the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, transfer, conveyance or other disposition or lease has been made, shall be deemed a Successor under the Indenture;

(b)                                 the Successor shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest, if any, on all Securities of Series No. 1 and Series No. 2 and the related First Mortgage Bonds, and the performance and observation of every covenant and condition of the Indenture, the Registration Rights Agreement, the Montana Mortgage and the South Dakota Mortgage; and

(c)                                  the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6(B)(1) of this Supplemental Indenture (under the heading “Incurrence of Indebtedness and Issuance of Preferred Stock”); provided, however, that this clause (c) shall be subject to the termination provisions of Section 6(L) (“Covenants – Termination of Selected Covenants”).

(2)                                  The requirements described in clause (c) of Section 6(F)(1) of this Article shall not apply to:

(a)                                  a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction;

(b)                                 any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries; or

(c)                                  any sale, transfer, assignment, conveyance, lease or other disposition of Excluded Assets.

(3)                                  This Section 6(F) does not prevent or restrict:

(a)                                  any conveyance or other transfer, or lease, of any part of the Company’s properties which does not constitute the entirety, or substantially the entirety, thereof; or

(b)                                 any consolidation or merger with another Person where the Company is the surviving corporation or any conveyance, or other transfer, or lease of properties of any Restricted Subsidiaries to the Company.

(4)                                  The entity or Person formed by or surviving any consolidation or merger (if other than the Company) shall succeed to, and be substituted for, and may exercise every right and power of the Company under the indenture.  In the event of a consolidation, merger or transfer of assets in accordance with the provisions above and Article Ten of the Original Indenture (except in the case of a lease), the Company shall be released and discharged from all obligations under the Indenture and on the Securities of Series No. 1 and Series No. 2 then outstanding.

(G)                                Transactions with Affiliates.

(1)                                  The Company shall not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(a)                                  the Affiliate Transaction is on terms that are no less favorable (as reasonably determined in good faith by the Company) to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated third party; and

(b)                                 the Company delivers to the Trustee:

(i)                                     with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a resolution of the Board of Directors set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 6(G) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(ii)                                  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(2)                                  The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 6(G)(1) of this Article:

(a)                                  any employment agreement, directors’ letter, employment benefit plan, officer and director indemnification agreement or similar agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or approved by the Board of Directors in good faith;

(b)                                 transactions between or among the Company and/or its Restricted Subsidiaries;

(c)                                  transactions with a Person that is an Affiliate of the Company solely because the Company or a Restricted Subsidiary owns or controls, directly or indirectly, an Equity Interest in such Person;

(d)                                 payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

(e)                                  issuances of Equity Interests (other than Disqualified Stock) to Affiliates of the Company or its Restricted Subsidiaries;

(f)                                    Permitted Investments pursuant to this Supplemental Indenture and Restricted Payments that are permitted by the provisions of Section 6(A) of this Article (under the heading “Restricted Payments”);

(g)                                 fees, compensation and advances paid to and indemnity provided on behalf of directors, officers, employees or consultants of the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

(h)                                 transactions pursuant to any agreement in effect on the date of this Supplemental Indenture as the same may be amended from time to time in any manner not materially less favorable to the Holders of the Securities of Series No. 1 and Series No. 2;

(i)                                     loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business, and in compliance with applicable law in an aggregate amount not to exceed $5.0 million outstanding at any one time;

(j)                                     sales or other transfers or dispositions of accounts receivable and other related assets in a Permitted Receivables Transaction, and acquisitions of Permitted Investments in connection with a Permitted Receivables Transaction and other transactions contemplated by the associated Receivables Purchase Documents;

(k)                                  transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case, in the ordinary course of business (including pursuant to joint venture agreements) and otherwise in compliance with the terms of the indenture that are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Company, or are on terms not materially less favorable taken as a whole as might reasonably have been obtained at such time from an unaffiliated party;

(l)                                     any repurchase, redemption or other retirement of Capital Stock of the Company held by employees of the Company or any of its Subsidiaries at a price not in excess of the Fair Market Value thereof, and, if greater than $5.0 million, approved by the Board of Directors;

(m)                               the transactions or payments specifically provided for in, or required by, the Plan of Reorganization and the payment of all fees and expenses related thereto; and

(n)                                 any agreement to do any of the activities described in clauses (a) through (m) of this paragraph.

(3)                                  The provisions of this Section 6(G) (“Transactions with Affiliates”) are subject to the provisions of Section 6(L) of this Article (“Covenants—Termination of Selected Covenants”).

(H)                               Sale and Leaseback Transactions.

(1)                                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(a)                                  the Company or that Restricted Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in Section 6(B)(1) of this Article (under the heading “Incurrence of Indebtedness and Issuance of Preferred Stock”);

(b)                                 the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors and set forth in an Officer’s Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

(c)                                  if such sale and leaseback transaction constitutes an Asset Sale, the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4 of this Article (“Offer to Purchase by Application of Excess Proceeds”) and Section 6(E) of this Article (“Covenants—Asset Sales”).

(2)                                  The provisions of this Section 6(H) are subject to the provisions of Section 6(L) of this Article (“Covenants – Termination of Selected Covenants”).

(I)                                    Business Activities.

(1)                                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

(2)                                  The provisions of this Section 6(I) (“Business Activities”) are subject to the provisions of Section 6(L) of this Article (“Covenants—Termination of Selected Covenants”).

(J)                                   Payments for Consent.

(1)                                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Securities of Series No. 1 or Series No. 2 for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Supplemental Indenture or such Securities unless such consideration is offered to be paid and is paid to all Holders of such Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

(K)                               Reports.

(1)                                  Whether or not required by the Commission, so long as any Securities of Series No. 1 or Series No. 2 are outstanding, the Company shall make available to the Trustee, within the time periods specified in the Commission’s rules and regulations (as if required):

(a)                                  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and

(b)                                 all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

(2)                                  In addition, whether or not required by the Commission, the Company shall file a copy of all of the information and reports referred to in clauses (a) and (b) of Section 6(K)(1) of this Article with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Securities of Series No. 1 or Series No. 2 remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the

Commission, they shall furnish to the Holders of such Securities and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(3)                                  Delivery of reports, information and documents to the Trustee under this Section 6(K) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained  therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on one or more Officer’s Certificates).

(L)                                 Termination of  Selected Covenants.

From and after the time that the Securities have an Investment Grade Rating from both of the Rating Agencies and no Default or Event of Default has occurred and is continuing under this Supplemental Indenture, the Company and its Restricted Subsidiaries shall not thereafter be subject to the following provisions:  Section 3, Section 4, Section 6(A), Section 6(B), Section 6(C), Section 6(D), Section 6(E), Section 6(F)(1)(c), Section 6(G), Section 6(H) and Section 6(I) of this Article (collectively, the Sections entitled “Offer to Purchase Upon Change of Control,” “Offer to Purchase by Application of Excess Proceeds,” “Covenants—Restricted Payments,” “Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” “Covenants—Liens,” “Covenants—Dividend and Other Payment Restrictions Affecting Subsidiaries,” “Covenants—Asset Sales,” “Covenants—Transactions with Affiliates,” “Covenants—Sale and Leaseback Transactions,” and “Covenants—Business Activities”) (collectively, the “Terminated Covenants”); provided, however, that the provisions in Section 6(F) (except with respect to Section 6(F)(1)(c) thereof, as set forth in that Section 6(F)), Section 6(J) and Section 6(K) (under the headings “Covenants—Merger, Consolidation or Sale of Assets” (except as set forth thereunder), “Covenants—Payments for Consent,” and “Reports”) of  this Supplemental Indenture shall not be so terminated and shall continue to be effective so long as the Securities of Series No. 1 and Series No. 2 remain outstanding.

(M)                            Designation of Restricted and Unrestricted Subsidiaries.

(1)                                  The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption “Restricted Payments” in Section 6(A)(1) of this Article or Permitted Investments as determined by the Company.  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(2)                                  The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that no Default or Event of Default would be in existence following such redesignation.

(N)                               Limitation on Release of Mortgaged Property;  The Company shall not release Mortgaged Property (as defined in the South Dakota Mortgage) from the Lien of the South Dakota Mortgage, pursuant to and in accordance with Section 8.03 of the South Dakota Mortgage.

(O)                               Limitation on Subjecting Property or Other Assets to the Lien of the Other Mortgage.  The Company shall not subject any property or other assets to the lien of the Montana Mortgage or the lien of the South Dakota Mortgage if such property or other assets are subject to the lien of the other Mortgage.

(P)                                 Prohibition on Designating Class “A” Mortgages or Permitting Qualified Lien Bonds to Exist.  The Company shall not designate any Class “A” Mortgage under the South Dakota Mortgage or permit any Qualified Lien Bonds to exist under the Montana Mortgage.

(Q)                               The covenants in this Section 6 of Article Four and the covenants and provisions specified in Sections 3 (“Offer to Purchase Upon Change of Control”), 4 (“Offer to Purchase by Application of Excess Proceeds”), 5 (“Offers to Purchase—General”), and 8 (“Events of Default”) are established pursuant to Sections 301(p) and 701(g) of the Original Indenture and, subject to compliance with the conditions of Article 6 of the Original Indenture, are “defeasible covenants” within the meaning of Section 603 of the Original Indenture; and the occurrence of an event specified in Section 8 (“Events of Default”) of this Article Four shall not be deemed to be an Event of Default with respect to any Securities so “defeased” in accordance with Section 603 of the Original Indenture.

SECTION 7.                            Definitions.  Set forth below are certain defined terms used in this Supplemental Indenture.  Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

(A)                              “Acquired Debt” means, with respect to any specified Person:

(1)                                  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)                                  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

(B)                                “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control.

For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

(C)                                “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

(D)                               “Asset Sale” means:

(1)                                  the sale, lease, conveyance or other disposition of any assets or rights, provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 3 (“Offer to Purchase Upon Change of Control”) and/or Section 6(F) (“Covenants—Merger, Consolidation or Sale of Assets”) and not by the provisions of the Asset Sale covenant; and

(2)                                  the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)                                  the sale, transfer or lease of products or services in the ordinary course of business or the disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(2)                                  any single transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate cash consideration of less than $8.0 million;

(3)                                  a transfer of assets between or among the Company and its Restricted Subsidiaries;

(4)                                  an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary of the Company (including any Person that becomes a Restricted Subsidiary of the Company in connection with such transaction);

(5)                                  sales or transfers of Receivables, Receivables and Related Security, accounts or notes receivable under any Receivables Purchase Document in connection with a Permitted Receivables Transaction;

(6)                                  the licensing of intellectual property;

(7)                                  the sale or other disposition of cash or Cash Equivalents;

(8)                                  (a) a disposition of assets (other than any assets securing Senior Secured Debt) in connection with a foreclosure, transfer or deed in lieu of foreclosure or other exercise of remedial action by the Company or any Restricted Subsidiary or (b) dispositions of property subject to a Permitted Lien that is transferred to the lienholder or its designee in satisfaction or settlement of such lienholder’s claim or a realization upon any Lien permitted pursuant to the Indenture;

(9)                                  the sale, lease, conveyance or other disposition for value of fuel or emission credits in the ordinary course of business;

(10)                            the transfer, sale or lease of Excluded Assets; and

(11)                            a Restricted Payment that is permitted by Section 6(A) (“Covenants—Restricted Payments”) or a Permitted Investment.

(E)                                 “Asset Sale Offer” has the meaning assigned to it in Section 4 of this Article.

(F)                                 “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

(G)                                “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

(H)                               “Board of Directors” means:

(1)                                  with respect to a corporation, the board of directors of the corporation or any committee of such board of directors duly authorized to act for the corporation;

(2)                                  with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)                                  with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)                                  with respect to any other Person, the board or committee of such Person serving a similar function.

(I)                                    “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

(J)                                   “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

(K)                               “Capital Stock” means:

(1)                                  in the case of a corporation, corporate stock;

(2)                                  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)                                  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

(L)                                 “Cash Equivalents” means:

(1)                                  United States dollars;

(2)                                  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)                                  certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)                                  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)                                  commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within one year after the date of acquisition; and

(6)                                  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

(M)                            “Change of Control” means the occurrence of any of the following, in each case except in connection with the issuance of any Equity Interests pursuant to the Plan of Reorganization or any secondary offering of the Equity Interests issued pursuant to the Plan of Reorganization:

(1)                                  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act, including any “group” with the meaning of the Exchange Act) other than to the Company, any employee benefit plan of the Company or any of its Restricted Subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan;

(2)                                  the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)                                  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 40% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(4)                                  the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

(N)                               “Change of Control Offer” has the meaning assigned to it in Article Four, Section 3(A).

(O)                               “Change of Control Payment” has the meaning assigned to it in Article Four, Section 3(A).

(P)                                 “Change of Control Payment Date” has the meaning assigned to it in Article Four, Section 3(B)(2).

(Q)                               “Clearstream” means Clearstream Banking, société anonyme.

(R)                                “Colstrip IV” means all assets and property of any kind relating to the Company’s interest in Unit 4 of the Colstrip generating project in the vicinity of Colstrip, Montana, including real property interests, contracts, transferable permits and other tangible and intangible assets relating to the forgoing.  The Colstrip 4 Interest includes the Company’s leasehold interest in a 30% undivided interest in Unit 4 and a 15% undivided interest in the common facilities relating thereto which was sold and leased back pursuant to a lease financing transaction, certain retained assets which were not part of the lease financing, fee interests in the plant site property and related property, the related interest in the Ownership and Operation Agreement related to Units 3 and 4, and contracts for the sale of power from Unit 4.

(S)                                 “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)                                  an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with (a) an Asset Sale, (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or (c) the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, in each case, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)                                  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)                                  the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)                                  depreciation, depletion, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5)                                  any non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity incentive programs to the extent that such charges were deducted in computing such Consolidated Net Income; minus

(6)                                  non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue or the reversal of an accrued expense, in each case, in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

(T)                                “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)                                  the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)                                  the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)                                  the cumulative effect of a change in accounting principles will be excluded;

(4)                                  cash received or paid during such period related to mark-to-market activities will be included, but all non-cash mark-to-market earnings or losses shall be excluded; and

(5)                                  all extraordinary, unusual or non-recurring items of loss or expense and all extraordinary, unusual or non-recurring items of gain or revenue, in each case relating to the case commenced by the Company by its filing, on September 14, 2003, of a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware, shall be excluded.

(U)                               “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)                                  was a member of such Board of Directors on the original issue date of the Securities of Series No. 1 or was designated to the Board of Directors pursuant to the Plan of Reorganization; or

(2)                                  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

(V)                                “Cornerstone” means CornerNorth LLC and its Subsidiaries.

(W)                           “Cornerstone Note” means the note receivable related to previous intercompany obligations and payments on letters of credit and credit facility indebtedness on behalf of Cornerstone and any securities received in exchange therefor in connection with the Chapter 11 proceeding of Cornerstone Partners LP.

(X)                               “Credit Facilities” means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, letters of credit or Permitted Receivables Transactions, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (whether upon or after termination or otherwise, including by means of sale of debt securities to institutional investors) in whole or in part from time to time, and includes any securities issued in order to secure any amounts outstanding under a Credit Facility from time to time; provided that the obligation of the Company to make any payment on any such securities shall be:

(1)                                  no greater than the amount required to be paid under such Credit Facility that is secured by such payment obligation;

(2)                                  payable no earlier than such amount is required to be paid under such Credit Facility; and

(3)                                  deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has paid such amount under such Credit Facility;

provided, further, that any amounts the Company is obligated to pay under such securities will not be included for purposes of determining the aggregate amount outstanding under Credit Facilities that is permitted under Section 6(B)(2)(a) (“Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”).

(Y)                                “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default as defined in the Indenture.

(Z)                                “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event (other than as a result of an exercise of an optional redemption right by an owner), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities of Series No. 1 or Series No. 2 mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 6(A) (“Covenants—Restricted Payments”).

(AA)                    “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

(BB)                        “Equity Offering” means an offer and sale of Equity Interests of the Company pursuant to (1) a public offering or (2) a private placement.

(CC)                        “Event of Default” means an Event of Default as defined in the Indenture.

(DD)                      “Excess Cash Flow” means, with respect to any specified Person for any period, the Consolidated Cash Flow of such Person for such period, minus

(1)                                  the items delineated in paragraphs (2) and (3) of the definition of Consolidated Cash Flow, to the extent such items were actually paid in cash; minus

(2)                                  capital expenditures of such Person and its Restricted Subsidiaries for such period,

in each case, on a consolidated basis, determined in accordance with GAAP.

(EE)                          “Excluded Assets” means assets or properties of, and Equity Interests in the Excluded Subsidiaries, Colstrip IV, Montana Megawatts and the Cornerstone Note.

(FF)                          Excluded Project Subsidiary” means (1) any Subsidiary of the Company engaged in the development, acquisition, design, engineering, construction, operation, ownership, servicing or management of the Southwest transmission project or (2) any subsidiary of the Company that purchases, acquires, operates and owns Colstrip IV and (3) Montana Megawatts.

(GG)                        “Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under a Credit Facility) in existence on the original issue date of the Securities of Series No. 1, until such amounts are repaid.

(HH)                      “Excluded Subsidiary” means Blue Dot Services Inc. and its subsidiaries, Netexit, Inc. (f/k/a Expanets, Inc.) and its subsidiaries, Cornerstone and its subsidiaries or an Excluded Project Subsidiary.

(II)                                “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, (1) determined in good faith by an officer of NorthWestern and evidenced by an Officers’ Certificate delivered to the trustee, if such value is less than or equal to $35.0 million, or (2) determined in good faith by the Board of Directors of the Company and evidenced by a resolution delivered to the trustee, if such value is greater than $35.0 million, provided however, that for the purposes of the covenants described under section 6(G) (“Covenants- Transactions with Affiliates,” and except as expressly provided in the indenture with respect thereto) such value is to be determined solely by the Board of Directors.

(JJ)                              “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)                                  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)                                  the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)                                  any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4)                                  the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) (i) in the case of trust preferred dividend payments, one and (ii) in the case of all other preferred dividend payments, a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus

(5)                                  the upfront costs of Hedging Obligations paid prior to the date of the Indenture.

(KK)                      “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase, redemption, defeasance or other discharge of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)                                  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act, but including all pro forma adjustments permissible in accordance with the last paragraph of this definition) as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on the same pro forma basis ; and

(2)                                  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded; and

(3)                                  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

(4)                                  any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)                                  any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)                                  if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term at the Calculation Date in excess of 12 months).

For purposes of this definition, whenever pro forma effect is to be given to an acquisition or investment, the amount of income or earnings relating thereto and the amount of Fixed Charges associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company.  Any such pro forma calculations may include operating expense reductions for such period resulting from the acquisition which is being given pro forma effect that would be permitted pursuant to Article 11 of Regulation S-X under the Securities Act.

(LL)                          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

(MM)                “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

(NN)                      “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person incurred in the normal course of business and not for speculative purposes under:

(1)                                  interest rate swap agreements (whether from fixed to floating or floating to fixed), interest rate cap agreements, interest rate collar agreements or other similar agreements, and other agreements designed to manage interest rates or interest rate risk;

(2)                                  foreign exchange contracts or currency protection agreements, in each case entered into with one of more financial institutions; and other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates; and

(3)                                  any commodity futures contract, commodity option or other similar agreement or arrangement, in each case designed to protect against fluctuations in the price of commodities used by that entity at the time; and other agreements or arrangements designed to protect such Person against fluctuation in commodity prices.

(OO)                      “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)                                  in respect of borrowed money;

(2)                                  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                                  in respect of banker’s acceptances;

(4)                                  representing Capital Lease Obligations;

(5)                                  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)                                  representing the net amount owing under any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1)                                  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)                                  in respect of Indebtedness of another Person that is secured by a Lien on the assets of the specified Person (and which the specified Person is not directly or indirectly liable to pay as guarantor or otherwise), the lesser of:

(a)                                  the Fair Market Value of such asset at the date of determination, and

(b)                                 the amount of the Indebtedness of the other Person.

(PP)                          “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB– (or the equivalent) by S&P.

(QQ)                      “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 6(A) (“Covenants—Restricted Payments”).  The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph Section 6(A) (“Covenants—Restricted Payments”).  Except as otherwise provided in the Indenture, the amount of an Investment will be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

(RR)                        “Lien” means, with respect to any asset, any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

(SS)                          “Montana Megawatts” means NorthWestern Generation I, LLC, and all assets owned directly or indirectly by it, including, without limitation all of the equity interests in Montana Megawatts I, LLC and certain other permits, assets and contractual rights to be used in the operation of the Montana Megawatts facility, a planned 260-megawatt, natural gas-fired, combined-cycle electric generation facility under construction near Great Falls, Montana.

(TT)                        “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

(UU)                      “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends or accretion, excluding, however:

(1)                                  any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with:  (a) any Asset Sale (without giving effect to the threshold provided for in the definition thereof); or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

(2)                                  any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

(VV)                        “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements (but not taking into account any net operating losses available to the Company or any of its Restricted Subsidiaries), the net present value of any amounts required to be returned to rate payers in the form of rate reductions or as otherwise required by any Governmental Authority, and amounts required to be applied to the repayment of Indebtedness and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

(WW)              “Non-Recourse Debt” means Indebtedness:

(1)                                  as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)                                  no default with respect to which would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Securities of Series No. 1 or Series No. 2 or the Senior Secured Debt) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

(3)                                  in the case of any such Indebtedness incurred after the original issue date of the Securities of Series No. 1, as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than any Excluded Assets).

(XX)                      “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

(YY)                        “Originators” means NorthWestern and/or any of its Restricted Subsidiaries in their respective capacities as parties to any Receivables Purchase Documents, as sellers or transferors of any Receivables and Related Security in connection with a Permitted Receivables Transaction.

(ZZ)                        “Permitted Business” means any business substantially similar to the lines of business conducted by the Company and its Restricted Subsidiaries as of the date of the indenture or any business or activity that is reasonably related, ancillary or complementary thereto or a reasonable extension, development or expansion thereof.

(AAA)          “Permitted Investments” means:

(1)                                  any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)                                  any Investment in Cash Equivalents;

(3)                                  any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)                                  such Person becomes a Restricted Subsidiary of the Company; or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)                                  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4 of this Article (“Offer to Purchase by Application of Excess Proceeds”) and Section 6(E) of this Article (“Covenants—Asset Sales”);

(5)                                  any Investments made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)                                  any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7)                                  Investments represented by Hedging Obligations;

(8)                                  Investments by the Company or a Restricted Subsidiary in a Receivables SPV or any Investment by a Receivables SPV in any other Person, in each case, in connection with a Permitted Receivables Transaction;

(9)                                  any Investment, including Investments in Unrestricted Subsidiaries, existing on the date of the Indenture;

(10)                            Investments in the form of, or pursuant to, operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling agreements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case, made or entered into in the ordinary course of business;

(11)                            Investments in Affiliates of the Company resulting from the drawings under, or renewals or extensions of surety bonds, guarantees, or performance bonds supporting obligations of such Affiliates, and Investments in Subsidiaries of the Company to cash collateralize obligations supported by such letters of credit, bonds or guarantees if they expire or are cancelled undrawn to be made by the Company or any of its Subsidiaries in order to avoid a default pursuant to contracts or agreements;

(12)                            issuances of letters of credit for working capital requirements and general corporate purposes of the Excluded Subsidiaries, Montana Megawatts, and Colstrip IV in an aggregate principal amount at any one time outstanding not to exceed $60.0 million;

(13)                            loans or advances to employees made in the ordinary employees made in the ordinary course of business in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

(14)                            repurchases of the Securities of Series No. 1 and Series No. 2 or other Senior Secured Debt;

(15)                            negotiable instruments held for deposits or collection in the ordinary course of business;

(16)                            receivables owing to the Company or any Restricted Subsidiary of the Company created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary of the Company deems reasonable under the circumstances;

(17)                            payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that and that are made in the ordinary course of business;

(18)                            Investments resulting from the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person;

(19)                            Investments in the Excluded Assets;

(20)                            any Investment made since the date of the indenture in Persons engaged primarily in Permitted Businesses, if after giving effect to such Investment, such Person is or will become a Restricted Subsidiary of the Company; provided that the aggregate Fair Market Value of Investments made pursuant to this clause (20) (measured on the date each such Investment was made and without giving effect to subsequent change in value), when taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding, does not exceed 10% of the consolidated assets of the Company and its Restricted Subsidiaries as of the most recent fiscal quarter end for which financial statements are publicly available; and

(21)                            other Investments made since the date of the Indenture in any Person that is not also a Restricted Subsidiary of the Company having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (21), that are at the time outstanding, not to exceed $35.0 million; provided, however, that if any Investment pursuant to this clause (21) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of the Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above, and shall cease to have been made pursuant to this clause (21).

(BBB)                “Permitted Liens” means:

(1)                                  Liens securing any Senior Secured Debt, including the notes and any Indebtedness under a Credit Facility that was permitted by the terms of the Indenture to be incurred, and all Obligations and Hedging Obligations relating to such Indebtedness;

(2)                                  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(3)                                  Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(4)                                  Liens imposed by law, such as workmen’s carriers’ and mechanics’ liens, or to secure the performance of statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature, in each case, incurred in the ordinary course of business;

(5)                                  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 6(B)(2)(d) (under the heading “Incurrence of

Indebtedness and Issuance of Preferred Stock”) covering only the assets acquired with such Indebtedness;

(6)                                  Liens existing on the original issue date of the Securities of Series No. 1 (including the Liens of the Mortgages and the Lien of the Indenture);

(7)                                  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(8)                                  survey exceptions, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with the Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(9)                                  Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(10)                            Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(11)                            leases and subleases granted to others as lessee or sublessee that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

(12)                            Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary, including Liens to secure obligations with respect to (i) contracts (other than for Indebtedness) for commercial and trading activities in the ordinary course of business for the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service, (ii) agreements relating to Hedging Obligations or netting agreements representing commodity price contracts or derivatives or (iii) agreements relating to Hedging Obligations entered into with qualified counterparties representing interest rate swaps or derivatives; provided, however,  that such Liens do not exceed $20.0 million in the aggregate at any one time outstanding;

(13)                            Liens arising from Uniform Commercial Code financing statements filed on a precautionary basis in respect of operating leases intended by the parties in good faith to be true leases (other than any such leases entered into in violation of the Indenture);

(14)                            Liens in favor of the Company or on Excluded Assets;

(15)                            Liens to secure Indebtedness permitted by clauses (g), (n) or (r) of Section 6(B)(2) of this Article (“Incurrence of Indebtedness and Issuance of Preferred Stock”);

(16)                            Liens securing Permitted Refinancing Indebtedness; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(17)                            Liens on Receivables transferred to a Receivables SPV or on assets of a Receivables SPV, in either case, incurred in connection with a Permitted Receivables Transaction; and

(18)                            Liens, including pledges, rights of offset and bankers’ liens, on deposit accounts, instruments, investment accounts and investment property (including cash, cash equivalents and marketable securities) from time to time maintained with or held by any financial and/or depository institutions, in each case solely to secure any and all obligations now or hereafter existing of the Company or any of its Subsidiaries in connection with any deposit account, investment account or cash management service (including ACH, Fedwire, CHIPS, concentration and zero balance accounts, and controlled disbursement, lockbox or restricted accounts) now or hereafter provided by any financial and/or depository institutions to or for the benefit of the Company or any of its Restricted Subsidiaries.

(CCC)                “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, refund or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness and Non-Recourse Debt of any Excluded Project Subsidiary); provided that:

(1)                                  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased, refunded or discharged (plus all accrued and unpaid interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2)                                  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged;

(3)                                  if the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded is Subordinated Indebtedness, such Permitted Refinancing Indebtedness is Subordinated Indebtedness that is subordinated in right of payment to, the Securities of Series No. 1 or Series No. 2 on terms at least as favorable to the holders of Securities of Series No. 1 or Series No. 2 as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged; and

(4)                                  such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

(DDD)             “Permitted Receivables Transaction” means (i) a sale or other transfer by an Originator to a Receivables SPV or any other Person of Receivables and Related Security for fair market value and without recourse (except for limited recourse typical of such structured finance transactions), and/or (ii) a sale or other transfer by an Originator or a Receivables SPV to (a) purchasers of or other investors in such Receivables and Related Security or (b) any other Person (including a Receivables SPV) in a transaction in which purchasers or other investors purchase or are otherwise transferred such Receivables and Related Security in each case pursuant to and in accordance with the terms of the Receivables Purchase Documents; provided, that Receivables Facility Attributed Indebtedness incurred in connection with the Receivables Purchase Documents does not exceed $70,000,000 in the aggregate at any time.

(EEE)                   “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

(FFF)                   “Plan of Reorganization” means the Company’s Second Amended and Restated Plan of Reorganization, dated August 18, 2004, under Chapter 11 of the Bankruptcy Code (as amended from time to time).

(GGG)                “Rating Agencies” means S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Securities of Series No. 1 or Series No. 2 publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of its Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be.

(HHH)             “Receivable(s)” means all of the applicable Originator’s or Receivables SPV’s presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of such Originator or Receivables SPV to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

(III)                            “Receivables and Related Security” means the Receivables and the related security and collections with respect thereto which are sold or transferred by any Originator or Receivables SPV in connection with any Permitted Receivables Transaction.

(JJJ)                         “Receivables Facility Attributed Indebtedness” means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

(KKK)             “Receivables Purchase Documents” means any series of receivables purchase or sale agreements generally consistent with terms contained in comparable structured finance transactions pursuant to which an Originator or Originators sell or transfer to Receivables SPVs all of their respective right, title and interest in and to certain Receivables and Related Security for further sale or transfer to other purchasers of or investors in such assets (and the other documents, instruments and agreements executed in connection therewith), as any such agreements may be amended, restated, supplemented or otherwise modified from time to time, or any replacement or substitution therefor.

(LLL)                   “Receivables SPV” means any special purpose entity established for the purpose of purchasing receivables in connection with a receivables securitization transaction permitted under the terms of the indenture.

(MMM)    “Restricted Investment” means an Investment other than a Permitted Investment.

(NNN)             “Restricted Subsidiary” of a Person means any Subsidiary of the specified Person that is not an Unrestricted Subsidiary.

(OOO)             “Senior Secured Debt” means any of the Company’s Indebtedness under the Montana Mortgage, the South Dakota Mortgage, the Indenture, and any other Indebtedness to the extent such Indebtedness is secured by any of the foregoing, including Indebtedness under the Credit Facilities.

(PPP)                   “S&P” means Standard & Poor’s Rating Group, Inc., or any successor to the rating agency business thereof.

(QQQ)             “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

(RRR)                “Subordinated Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries that is contractually subordinated to the Securities of Series No. 1 or Series No. 2, other than any such Indebtedness of a Restricted Subsidiary that is owed to the Company or a Restricted Subsidiary.

(SSS)                   “Subsidiary” means, with respect to any specified Person:

(1)                                  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(TTT)                “Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)                                  has no Indebtedness other than Non-Recourse Debt;

(2)                                  except as permitted pursuant to the covenant described in Section 6(G) above (“Covenants—Transactions with Affiliates”) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)                                  is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)                                  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Notwithstanding the foregoing, the Excluded Subsidiaries shall be deemed to be Unrestricted Subsidiaries, unless the Company designates one or more of them as Restricted Subsidiaries in accordance with the terms set forth in the indenture.

Except for the Excluded Subsidiaries, any designation of a Subsidiary of the Company as an Unrestricted Subsidiary after the date of the Indenture will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officer’s certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described in Section 6(A) above (“Covenants—Restricted Payments”).  Except for the Excluded Subsidiaries, if at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 6(B) (“Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”), the Company will be in default of such covenant.

(UUU)             “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

(VVV)                “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                  the then outstanding principal amount of such Indebtedness.

(WWW)  "Wholly-Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or foreign national qualifying Capital Stock or other ownership interests) will at the time be owned by such Person or by one or more wholly-owned Restricted Subsidiaries of such Person.

SECTION 8.                            Events of Default

So long as any Securities of Series No. 1 or Series No. 2 shall remain Outstanding, the occurrence of any of the following events shall be an additional Event of Default under the Indenture:

(A)                              a default under any instrument or instruments under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries having an outstanding principal amount of $50 million or more, if such default:

(1)                                  results from failure to pay principal of, or interest or premium, if any, on such indebtedness when due or if applicable, prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(2)                                  results in the acceleration of such Indebtedness prior to its stated maturity;

provided that, in each case, if such default shall be remedied or cured by the Company or such Restricted Subsidiary or waived by the holder of such Indebtedness, in each case before acceleration of the Securities of such series, then the Event of Default hereunder caused by reason thereof shall be deemed likewise to have been remedied, cured or waived without further action on the part of the Trustee, any Holder of Securities of such Series or any other Person; or

(B)                                any final judgment or order for the payment of money shall be rendered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary of the Company, in an amount in excess of $50 million (excluding therefrom any amount covered by any third-party indemnity or insurance as to which the indemnitor or the insurer, as the case may be,  has acknowledged in writing its coverage obligation), and such judgment or order shall not be paid or discharged for a period of 60 consecutive days, during which period a stay of enforcement of such final judgment or order, or an order vacating such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

SECTION 9.                            Book-entry; Delivery and Form.

(A)                              Form and Dating.

The Securities of Series No. 1 and Series No. 2 and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A or Exhibit D hereto, as applicable.  Such Securities may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each such Security shall be dated the date of its authentication.  Such Securities shall be in denominations of $1,000 and integral multiples thereof.

The terms and provisions contained in the Securities of Series No. 1 and Series No. 2 shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company, by its execution and delivery of this Supplemental Indenture, expressly agrees to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Security of Series No. 1 or Series No. 2 conflicts with the express provisions of this Supplemental Indenture or the Indenture, the provisions of this Supplemental Indenture or the Indenture, as applicable, shall govern and be controlling.

Securities of Series No. 1 and Series No. 2 issued in global form shall be substantially in the form of Exhibits A or D attached hereto, as applicable (including the Global Security Legend and the “Schedule of Exchanges in the Global Security” attached thereto).  Securities of Series No. 1 and Series No. 2 issued in definitive form shall be substantially in the form of Exhibit A or D attached hereto, as applicable (but without the Global Security Legend and without the “Schedule of Exchanges of Interests in the Global Security” attached thereto).  Each Global Security shall represent such aggregate principal amount of the outstanding Securities of Series No. 1 and Series No. 2 as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities of Series No. 1 and Series No. 2 from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities of Series No. 1 and Series No. 2 represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities of Series No. 1 and Series No. 2 represented thereby shall be made by the Trustee, the Depositary or the Security Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 9(D) of this Article.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Bank” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Securities that are held by members of, or Participants, in DTC through Euroclear or Clearstream.

(B)                                Authentication.

The Trustee or an Authenticating Agent shall authenticate by delivery and execution of a Trustee’s Certificate of Authentication in the form set forth in Section 202 of the Indenture (1) the Securities of Series No. 1 for original issue on the Issue Date in the aggregate principal amount of $225,000,000 (the “Original Securities”), and (2) any Securities of Series No. 2 from time to time for issue only in exchange for a like principal amount of Securities of Series No. 1, in each case, upon a Company Order, which Company Order shall specify (x) the amount of Securities of Series No. 2 to be authenticated and the date of original issue thereof and (y) the amount of Securities of Series No. 1 and Series No. 2 to be issued in global form or definitive form.  The aggregate principal amount of Securities of Series No. 1 and Series No. 2 Outstanding at any time may not exceed $225,000,000.

(C)                                Security Registrar, Paying Agent and Depositary.

The Company initially appoints the Trustee to act as the Security Registrar and Paying Agent for the Securities of Series No. 1 and Series No. 2.  Upon the occurrence of, and during the continuation of, an Event of Default set forth in Sections 701(d) or 701(e) of the Indenture, the Trustee shall serve as Paying Agent for the Securities of Series No. 1 and Series No. 2.  The Company shall maintain a Place of Payment for the Securities of Series No. 1 and Series No. 2 within the City and State of New York pursuant to Section 502 of the Indenture.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Securities.  The Trustee has been appointed by DTC to act as Security Custodian with respect to the Global Securities.

(D)                               Transfer and Exchange.

(1)                                  Transfer and Exchange of Global Securities.  A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Securities shall be exchanged by the Company for Definitive Securities if:

(a)                                  the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary for the Global Securities or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or

(b)                                 the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause issuance of the Securities of Series No. 1 and Series No. 2 in certificated form; or

(c)                                  there has occurred and is continuing a Default or Event of Default with respect to the Securities of Series No. 1 or Series No. 2.

Upon the occurrence of either of the preceding events in (a), (b) or (c) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee.  Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 306 and 309 of the Indenture.  Every Security of Series No. 1 or Series No. 2 authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to Sections 306 and 309 of the Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Security.  A Global Security may not be exchanged for another Security of Series No. 1 or Series No. 2 other than as provided in this Section 9(D)(1)(c), however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 9(D)(1), (3) or (6) of this Article.

(2)                                  Transfer and Exchange of Beneficial Interests in the Global Securities.  The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Supplemental Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (a) or (b) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

(a)                                  Transfer of Beneficial Interests in the Same Global Security.  Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Security may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security.  No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 9(D)(2)(a).

(b)                                 All Other Transfers and Exchanges of Beneficial Interests in Global Securities.  In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Security to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Security), the transferor of such beneficial interest must deliver to the Security Registrar either:

(i)                                     both (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or

(ii)                                  both (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (A) above.

Upon an Exchange Offer by the Company in accordance with Article Four, Section 9(D)(6) of this Supplemental Indenture, the requirements of this Section 9(D)(2)(a) shall be deemed to have been satisfied upon receipt by the Security Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities.  Upon notification from the Security Registrar that all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Supplemental Indenture, the Securities of Series No. 1 or Series No. 2 and otherwise applicable under the Securities Act have been satisfied, the Trustee shall adjust the principal amount of the relevant Global Securities pursuant to Article Four, Section 9(D)(8) of this Supplemental Indenture.

(c)                                  Transfer of Beneficial Interests to Another Restricted Global Security.  A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of clause (2) above and the Security Registrar receives the following:

(i)                                     if the transferee shall take delivery in the form of a beneficial interest in the Rule 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (1) thereof; or

(ii)                                  if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (2) thereof.

(d)                                 Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in the Unrestricted Global Security.  A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of clause (b) above and:

(i)                                     such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (A) a Broker-Dealer, (B) a Person participating in the distribution of the Exchange Securities or (C)

a Person who is an affiliate (as defined in Rule 144) of the Company;

(ii)                                  any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(iii)                               any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(iv)                              the Security Registrar receives the following:

(A)                              if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (1)(a) thereof; or

(B)                                if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof;

and, in each such case set forth in this subparagraph (iv), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (ii) or (iv) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 9(B)(ii) of this Article, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (ii) or (iv) above.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(3)                                  Transfer or Exchange of Beneficial Interests for Definitive Securities.

(a)                                  Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities.  If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon receipt by the Security Registrar of the following documentation:

(i)                                     if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (2)(a) thereof;

(ii)                                  if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (1) thereof;

(iii)                               if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (2) thereof;

(iv)                              if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(a) thereof;

(v)                                 if such beneficial interest is being transferred to an Institutional Accredited Investor or in reliance on any other exemption from the registration requirements of the Securities Act, in either case other than those listed in subparagraphs (ii) through (iv) above, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and any Opinion of Counsel required by Item (3) thereof, if applicable;

(vi)                              if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(b) thereof; or

(vii)                           if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(c) thereof, the Trustee, upon notice of receipt of such documentation by the Security Registrar, shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 9(D)(8) of this Article, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Definitive

Security in the appropriate principal amount.  Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 9(D)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall make available for delivery such Definitive Securities to the Persons in whose names such Securities of Series No. 1 or Series No. 2 are so registered.  Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 9(D)(3)(a) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

Notwithstanding Sections 9(D)(3)(a)(i) and (iii) hereof, a beneficial interest in the Regulation S Global Security may not be (a) exchanged for a Definitive Security prior to (x) the expiration of the Restricted Period and (y) the receipt by the Security Registrar of any certificates required pursuant to Rule 903(c)(3)(B) under the Securities Act or (b) transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to the conditions set forth in clause (a) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(b)                                 Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities.  Notwithstanding Section 9(D)(3)(a) hereof, a holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

(i)                                     such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, is not (A) a broker-dealer, (B) a Person participating in the distribution of the Exchange Securities or (C) a Person who is an affiliate (as defined in Rule 144) of the Company;

(ii)                                  any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(iii)                               any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(iv)                              the Security Registrar receives the following:

(A)                              if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (1)(b) thereof; or

(B)                                if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof;

and, in each such case set forth in this subparagraph (iv), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

(c)                                  Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities.  If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon notice by the Security Registrar of satisfaction of the conditions set forth in Section 9(D)(2)(b) of this Article, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 9(D)(8) of this Article, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Definitive Security in the appropriate principal amount.  Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 9(D)(3)(c)  shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall make available for delivery such Definitive Securities to the Persons in whose names such Securities of Series No. 1 or Series No. 2 are so registered.  Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 9(D)(3)(c) shall not bear the Private Placement Legend.  A beneficial interest in an Unrestricted Global Security cannot be exchanged for a Definitive Security bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Security bearing the Private Placement Legend.

(4)                                  Transfer and Exchange of Definitive Securities for Beneficial Interests.

(a)                                  Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities.  If any Holder of a Restricted Definitive Security proposes to exchange such Security of Series No. 1 or Series No. 2 for a beneficial interest in a Restricted Global Security or to transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Security Registrar of the following documentation:

(i)                                     if the Holder of such Restricted Definitive Security proposes to exchange such Security of Series No. 1 or Series No. 2 for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (2)(b) thereof;

(ii)                                  if such Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (1) thereof;

(iii)                               if such Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (2) thereof;

(iv)                              if such Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(a) thereof;

(v)                                 if such Definitive Security is being transferred to an Institutional Accredited Investor or in reliance on any other exemption from the registration requirements of the Securities Act, in either case, other than those listed in subparagraphs (ii) through (iv) above, a certificate in the form of Exhibit B hereto, including certifications, certificates, and any Opinion of Counsel required by Item (3) thereof, if applicable;

(vi)                              if such Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(b) thereof; or

(vii)                           if such Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(c) thereof, the Trustee, upon notice of receipt of such documentation by the Security Registrar, shall cancel the Definitive Security, increase or cause to be increased the aggregate principal amount of, in the case of subparagraph (i) above, the appropriate Restricted Global Security and, in the case of subparagraph (ii) above, the Rule 144A Global Security, and, in the case of subparagraph (iii) above, the Regulation S Global Security.

(b)                                 Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A Holder of a Restricted Definitive Security may exchange such Security of Series No. 1 or Series No. 2 for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

(i)                                     such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (A) a broker-dealer, (B) a Person participating in the distribution of the Exchange Securities or (C) a Person who is an affiliate (as defined in Rule 144) of the Company;

(ii)                                  any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(iii)                               any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(iv)                              the Security Registrar receives the following:

(A)                              if the Holder of such Definitive Securities proposes to exchange such Securities of Series No. 1 or Series No. 2 for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (1)(c) thereof; or

(B)                                if the Holder of such Definitive Securities proposes to transfer such Securities of Series No. 1 or Series No. 2 to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof;

and, in each such case set forth in this subparagraph (iv), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Definitive Securities are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 9(D)(4)(b), the Trustee shall cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

(c)                                  Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A Holder of an Unrestricted Definitive Security may exchange such Security of Series No. 1 or Series No. 2 for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to Sections 9(D)(4)(b)(ii) or (iv) of this Article or the first paragraph of this Section 9(D)(4)(c) at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 9(B) of this Article, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to Sections 9(D)(4)(b)(ii) or (iv) of this Article or the first paragraph of this Section 9(D)(4)(c).

(5)                                  Transfer and Exchange of Definitive Securities for Definitive Securities.  Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 9(D)(5), the Security Registrar shall register the transfer or exchange of Definitive Securities.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by his attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 9(D)(5).

(a)                                  Restricted Definitive Securities to Restricted Definitive Securities.  Restricted Definitive Securities may be transferred to and registered in the name of Persons who take delivery thereof if the Security Registrar receives the following:

(i)                                     if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (1) thereof;

(ii)                                  if the transfer shall be made pursuant to Rule 903 or Rule 904 of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (2) thereof; and

(iii)                               if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by Item (3) thereof, if applicable.

(b)                                 Restricted Definitive Securities to Unrestricted Definitive Securities.  Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

(i)                                     such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such Securities of Series No. 1 or Series No. 2, in the case of an exchange, or the transferee, in the case of a transfer, is not (A) a broker-dealer, (B) a Person participating in the distribution of the Exchange Securities or (C) a Person who is an affiliate (as defined in Rule 144) of the Company;

(ii)                                  any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(iii)                               any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(iv)                              the Security Registrar receives the following:

(A)                              if the Holder of such Restricted Definitive Securities proposes to exchange such Securities of Series No. 1 or Series No. 2 for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (1)(b) thereof; or

(B)                                if the Holder of such Restricted Definitive Securities proposes to transfer such Securities of Series No. 1 or Series No. 2 to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof;

and, in each such case set forth in this subparagraph (iv), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Security is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

(c)                                  Unrestricted Definitive Securities to Unrestricted Definitive Securities.  A Holder of Unrestricted Definitive Securities may transfer such Securities of Series No. 1 or Series No. 2 to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security.  Upon receipt of a request for such a transfer, the Security Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.  Unrestricted Definitive Securities cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Security.

(6)                                  Exchange Offer.  Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of (a) an authentication order in accordance with Section 9(B) of this Article and (b) an Opinion of Counsel opining as to the enforceability of the Exchange Securities and the guarantees thereof, if any, the Trustee shall authenticate (1) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that are not (i) Broker-Dealers, (ii) Persons participating in the distribution of the Exchange Securities or (iii) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in such Exchange Offer and (2) Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities accepted for exchange in such Exchange Offer, unless the Holders of such Restricted Definitive Securities shall request the receipt of Definitive Securities, in which case the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of such Restricted Definitive Securities one or more Definitive Securities without the Private Placement Legend in the appropriate principal amount.  Concurrent with the issuance of such Unrestricted Global Securities, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Persons designated by the Holders of Definitive Securities so accepted Definitive Securities in the appropriate principal amount.

(7)                                  Legends.  The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Supplemental Indenture.

(a)                                  Private Placement Legend.

(i)                                     Except as permitted by subparagraph (b) below, each Global Security and each Definitive Security (and all Securities of Series No. 1 or Series No. 2 issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

(ii)                                  Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraph (2)(d), (3)(b), (4)(b), (4)(c), (5)(b), (5)(c) or (6) of this Section 9(D) (and all Securities of Series No. 1 or Series No. 2 issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(b)                                 Global Security Legend.  Each Global Security shall bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE UNDER THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO ARTICLE III OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 9(D)(1) OF ARTICLE FOUR OF THE SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY OR ANY SUCCESSOR THERETO.”

Additionally, for so long as DTC is the Depositary with respect to any Global Security, each such Global Security shall also bear a legend in substantially the following form:

“UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, TO THE COMPANY OR ANY SUCCESSOR THERETO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(8)                                  Cancellation and/or Adjustment of Global Securities.  At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 309 of the Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities of Series No. 1 or Series No. 2 represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security, by the Trustee, the Security Custodian or the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security, by the Trustee, the Security Custodian or by the Depositary at the direction of the Trustee, to reflect such increase.

(9)                                  General Provisions Relating to Transfers and Exchanges.

(a)                                  To permit registrations of transfers and exchanges, subject to Section 9(D) of this Article, the Company shall execute and, upon the Company’s order, the Trustee or an Authenticating Agent shall authenticate Global Securities and Definitive Securities at the Security Registrar’s request.

(b)                                 All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this Section 9(D) to effect a transfer or exchange may be submitted by facsimile.

(c)                                  The Trustee and the Security Registrar shall have no obligation or duty to monitor, determine or inquire as to whether any Person is or is not a Person described in clauses (A), (B) and (C) of each of Sections 9(D)(2)(d)(i), 9(D)(3)(b)(i), 9(D)(4)(b)(i), 9(D)(5)(b)(i) and 9(D)(6) of this Article or under applicable law (other than the Trust Indenture Act) with respect to any transfer of any interest in any Security of Series No. 1 or Series No. 2 (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE FIVE

Miscellaneous Provisions

SECTION 1.                            This Supplemental Indenture No. 1 is a supplement to the Original Indenture.  As supplemented by this Supplemental Indenture No 1, the Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Supplemental Indenture No. 1 shall together constitute the Indenture.

SECTION 2.                            The recitals contained in this Supplemental Indenture No. 1 shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 1.

SECTION 3.                            This Supplemental Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable.

SECTION 4.                            In case any provision in this Supplemental Indenture or the Securities shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.                            If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Original Indenture, the provision in this Supplemental Indenture shall control.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

NORTHWESTERN CORPORATION

	By	/s/ Brian B. Bird
Name: Brian B. Bird
Title:

Attest:

/s/ Paul J. Evans

U.S. BANK NATIONAL ASSOCIATION

	By	/s/ Lori-Anne Rosenberg
Name: Lori-Anne Rosenberg
Title: Asst. Vice President

Attest:

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 1st day of November, 2004, before me, a notary public, the undersigned officer, personally appeared Brian B. Bird, who acknowledged himself to be the Vice President of Northwestern Corporation, a corporation and that he, as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Vice President.

In witness whereof, I hereunto set my hand and official seal.

/s/ Keith M. Wixson
Notary Public
[STAMP] KEITH M. WIXSON NOTARY PUBLIC, State of New York No. 01WI5081858 Qualified in New York County Commission Expires July 14, 2007

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 1st day of November, 2004, before me, a notary public, the undersigned officer, personally appeared Lori-Anne Rosenberg, who acknowledged herself to be the Asst. Vice President of U.S. Bank National Association, a corporation and that she, as such Asst. Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as Asst. Vice President.

In witness whereof, I hereunto set my hand and official seal.

/s/ Keith M. Wixson
Notary Public
[STAMP] KEITH M. WIXSON NOTARY PUBLIC, State of New York No. 01WI5081858 Qualified in New York County Commission Expires July 14, 2007

Exhibit A

[Form of Securities of Series No. 1]

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

NorthWestern Corporation
125 S. Dakota Avenue
Sioux Falls, South Dakota 57104

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107

Re:                               5.875% Senior Secured Notes, Series A due 2014

Reference is hereby made to the Indenture, dated as of November 1, 2004 (the “Indenture”), between NorthWestern Corporation, as issuer (the “Company”), and U.S. Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                          , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $           in such Note[s] or interests (the “Transfer”), to                                       (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                       ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.                                       ☐  Check If Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii)-

the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S.  Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, and/or the Definitive Note and in the Indenture and the Securities Act.

3.                                       ☐  Check and complete if Transferee will take delivery of a beneficial interest in a Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(A)                              ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(B)                                ☐  such Transfer is being effected to the Company or a subsidiary thereof;

or

(C)                                ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.                                       ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for the benefit of the Trustee and the Registrar and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                       The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(1)                                  ☐ a beneficial interest in the:

(a)                                  ☐ 144A Global Note (CUSIP              ), or

(b)                                 ☐ Regulation S Global Note (CUSIP              ), or

(2)                                  ☐ a Restricted Definitive Note.

2.                                       After the Transfer the Transferee will hold:

[CHECK ONE]

(3)                                  ☐ a beneficial interest in the:

(a)                                  ☐ 144A Global Note (CUSIP              ), or

(b)                                 ☐ Regulation S Global Note (CUSIP              ), or

(c)                                  ☐ Unrestricted Global Note (CUSIP              ), or

(4)                                  ☐ a Restricted Definitive Note; or

(5)                                  ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

NorthWestern Corporation
125 S. Dakota Avenue
Sioux Falls, South Dakota 57104

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107

Re:                               5.875% Senior Secured Notes, Series A due 2014

(CUSIP        )

Reference is hereby made to the Indenture, dated as of November 1, 2004 (the “Indenture”), between NorthWestern Corporation, as issuer (the “Company”), and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                       , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                 in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)                                  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                                 ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐                   Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐                  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]  144A Global Note,  Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for the benefit of the Trustee and the Registrar and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

2

Exhibit D

[Form of Securities of Series No. 2]

3